NEWS RELEASE for May 16, 2005
Contact:          Allen & Caron Inc                  Heritage Worldwide, Inc.
                  Joe Allen (investors)              Claude Couty, CFO
                  212.691.8087                       0.11.33.4.94.10.78.08
                  joe@allencaron.com                 ccouty@pipfrance.fr
                  Brian Kennedy (media)
                  brian@allencaron.com

                    HERITAGE WORLDWIDE REPORTS STRONG RESULTS
                        FOR THIRD QUARTER OF FISCAL 2005

LA SEYNE-SUR-MER, FRANCE (May 16, 2005) ... Heritage Worldwide, Inc. (OTCBB:HWWI), a worldwide provider of breast implants, today announced results for the three-month period ended March 31, 2005. Total revenue for this year's third quarter was $3.5 million, an increase of 75 percent or $1.5 million compared to total revenues in the 2004 third quarter of $2.0 million. The net income for the 2005 third quarter was $550,000, or $0.03 per basic and diluted share, compared to a net loss of $2.4 million, or $0.14 per basic and diluted share, for the same period last year.

     Gross profit in the third quarter of this year was $2.6 million, an increase of 142 percent or $1.5 million when compared to the third quarter of 2004. The Company's operating expenses decreased by $475,000 compared to the prior year period.

     Jean-Claude Mas, Chairman of the Board of Directors of Heritage Worldwide, said, "The strong revenue increases are the result of a new penetration of international markets, better management of costs and significant increases in productivity due to the patience and tenacity of the Company's workforce. Nearly 80 percent of the quarter's revenues came from outside France.

     "We demonstrated during the quarter that diversification and efficiency, along with the practice of sound management of our cost structure throughout the past year, can produce outstanding results," Mas said. "Furthermore, we are just getting started in our market expansion effort. The new international markets we have penetrated in the last months are still at their infancy stage and we have not yet even entered the U.S. market. We believe we have reset the Company on a course of enhanced growth."

     Alain Sereyjol-Garros, Chief Executive Officer of Heritage Worldwide, added that the success of recent months has prompted the Company to continue to expand the number of countries in which it distributes its products and to diversify its product offerings to leverage its existing customer base. The goal of these efforts is to increase revenues at lower incremental costs, he said.

     "We will continue to invest in research and development to develop products that have significant potential to be accepted by the marketplace," Sereyjol-Garros said.

                               MORE - MORE - MORE

HERITAGE WORLDWIDE REPORTS THIRD QUARTER FISCAL 2005 RESULTS
Page 2-2-2

About Heritage Worldwide, Inc.
     Heritage Worldwide, Inc. (www.pipfrance.fr) is incorporated in Delaware. The Company's subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. One of the Company's subsidiaries, PIP France, maintains its production facility in the Toulon metropolitan area in southern France, with a distribution facility in Spain.

     All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on current expectations, estimates, projections about our industry, management's belief and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates", "expects", "intends", "plans", "predicts", "believes", "seeks", "estimates", "may", "will", "should", "would", "could", "potential", "continue", similar expressions and variations or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward looking-statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

     Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration delay in approval or rejection of new and existing products, changes in governmental regulations, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

     Our Annual Report on Form 10-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risks as well as other important risk factors that could contribute such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

                                  TABLE FOLLOWS

HERITAGE WORLDWIDE REPORTS THIRD QUARTER FISCAL 2005 RESULTS
Page 3-3-3

                                     HERITAGE WORDWIDE, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)


                                                       For the Nine-Month Period       For the Three-Month Period
                                                                  Ended                          Ended
                                                                 March 31,                      March 31,
                                                     -------------------------------- -----------------------------
                                                          2005            2004           2005           2004
                                                     ----------------- -------------- --------------- -------------

Revenues                                             $     9,442,575   $   8,288,318  $   3,484,834   $  1,992,002

Cost of revenues                                           3,797,752       4,698,316        923,979        933,817
                                                     ----------------- -------------- --------------- -------------

     Gross profit                                          5,644,823       3,590,002      2,560,855      1,058,185
                                                     ----------------- -------------- --------------- -------------

     Total operating expenses                              4,389,081       5,951,278      1,788,249      2,265,018
                                                     ----------------- -------------- --------------- -------------
Operating Profit
                                                           1,255,742      (2,361,276)       772,606     (1,206,833)

     Total other expenses                                   (460,503)       (297,412)      (167,917)      (203,468)

  (Provision for) benefit from income taxes                        -        (574,082)              -      (945,856)

Minority interest                                            (61,449)        (63,400)       (51,515)       (63,400)
                                                     ----------------- -------------- --------------- -------------
Net income (loss)                                    $       733,790   $  (3,296,170) $     553,174   $ (2,419,557)
                                                     ================= ============== =============== =============


Weighted average shares outstanding                       17,410,299      16,835,632     17,410,299     17,358,937

Earnings per share                                   $          0.04   $       (0.20)          0.03          (0.14)
                                                     ================= ============== =============== =============


                                                        March 31,     June 30,
BALANCE SHEET                                             2005          2004
                                                     ---------------------------
ASSETS

  Cash                                               $   330,642    $   168,748

  Accounts receivable, net                             3,539,755      3,340,609

  Inventories                                          4,135,013      2,749,017

Other current assets                                     884,642        755,748
                                                     ---------------------------
     Total current assets                              8,890,052      7,014,122


Property and equipment, net                            1,686,081      1,765,241

Other assets                                           1,948,505      1,658,441
                                                     ---------------------------
Total assets                                         $12,524,638    $10,437,804
                                                     ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

   Lines of credit                                   $   930,544    $   900,783

  Accounts payable and accrued expenses                4,705,738      4,352,047

  Current portion of long term debt                      130,326        172,182

  Due to related parties                                  36,442        628,865

  Provision for products replacement                     423,145        281,962
                                                     ---------------------------
     Total current liabilities                         6,226,195      6,335,839


Convertible debentures                                 2,028,724      1,609,481

Long term debt, net of current portion                   356,405        434,255
                                                     ---------------------------
     Total liabilities                                 8,611,324      8,379,575

Minority interest                                        871,613        32,684

Stockholders' Equity:                                  3,041,701      2,025,545
                                                     ---------------------------
     Total liabilities and stockholders' equity      $12,524,638    $10,437,804
                                                     ===========================

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